Exhibit 10.1
FOUNDER TRANSITION AGREEMENT

    This Founder Transition Agreement (this “Agreement”) is made and entered into by and between John Foley (the “Executive”) and the Company (as defined below).

1.    Separation Date. Effective as of September 12, 2022 (the “Separation Date”), the Executive’s employment with Peloton Interactive, Inc., a Delaware corporation (the “Company”) and all of its affiliates terminated, and the Executive ceased serving as the Company’s Executive Chairman and was deemed to have resigned from all offices and directorships held at the Company and its affiliates.
2.    Release. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Executive does hereby release and forever discharge the “Releasees” hereunder, consisting of the Company, and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment, the terms and conditions of employment or termination of employment of the Executive by the Releasees, or any of them (including, but not limited to, any alleged discrimination, harassment or retaliation); any alleged breach of any express or implied contract of employment; any alleged torts, or other alleged legal restrictions on Releasees’ right to terminate the employment of the Executive; any alleged wrongful discharge, whistleblowing, detrimental reliance, defamation, slander, libel, intentional and negligent emotional distress or compensatory and/or punitive damages; common law, including but not limited to any alleged wrongful or retaliatory discharge in violation of public policy, breach of the covenant of good faith and fair dealing, interference with contractual relations or prospective business advantage, invasion of privacy, false imprisonment, and/or fraud; rights to attorneys’ fees, costs, disbursements and/or the like; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Sections 1981 through 1988 of Title 42 of the United States Code, the National Labor Relations Act, the Employee Retirement Income Security Act, all claims under the Family and Medical Leave Act and Worker Adjustment and Retraining Notification Act, and all other federal, state and local leave and/or WARN laws; and any claim(s) under the New York State Human Rights Law; the New York City Administrative Code; the New York Labor Law; the New York Minimum Wage Act; the statutory provisions regarding retaliation/discrimination under the New York Worker’s Compensation Law; the New York City Earned Sick Time Act; the New York City Human Rights Law; the New York State budgetary measures; the Stop Sexual Harassment in the Workplace Act; and any other federal, state or local laws, including common law.
3.    Claims Not Released. Notwithstanding the foregoing, the release in Section 2 (the “Release”) shall not operate to release any rights or claims of the Executive (i) to the payments or benefits described under Section 4 of this Agreement, (ii) to accrued or vested benefits the Executive may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to any Claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the Executive and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (iv) to file a claim for unemployment or workers’ compensation benefits, (v) to bring to the attention of the U.S. Equal Employment Opportunity Commission or similar state or local administrative agency claims of discrimination, harassment, interference with leave rights, and retaliation; provided, however, that the Executive releases the Executive’s right to secure damages or other relief for any such alleged treatment, (vi) to any Claims which cannot be waived by an employee under applicable law or (vii) with respect to the Executive’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

|US-DOCS\134926153.5||

4.    Consideration. Provided the Executive timely executes this Agreement, and does not revoke the Release contained in this Agreement, the Company shall provide to the Executive the payments or benefits provided for under, and subject to, Section 3.1 of the Company’s Severance and Change in Control Plan (the “Severance Plan”), subject to the following modifications: (i) the cash severance payable to the Executive pursuant to Section 3.1(a) of the Severance Plan shall be payable in a single lump sum within 30 days following the Executive’s date of termination, (ii) the “COBRA Severance Period” as defined in the Severance Plan shall be 18 months, and (iii) the Company stock options held by the Executive shall remain exercisable until the earlier of the original expiration date for such stock option as set forth in the applicable award agreement or June 30, 2025. For the avoidance of doubt, except as otherwise expressly set forth in this Agreement (including in this Section 4 and in Section 9 herein), all other terms and conditions of the Severance Plan applicable to the Executive shall remain in full force and effect according to their respective terms.
5.    Exceptions. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit the Executive from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the Executive’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), the Executive acknowledges that (1) the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (2) if the Executive files a lawsuit for retaliation by the Releasees for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and use the trade secret information in the court proceeding, if the Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
6.    Representations. The Executive represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the Executive may have against Releasees, or any of them, and the Executive agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the Executive under this indemnity.
7.    Protection of Confidential Information; No Assistance and No Disparagement.
(i)    The Executive acknowledges that during the Executive’s employment with the Company, the Executive had access to, received and had been entrusted with Confidential Information (as defined below), which is considered secret and/or proprietary and has great value to the Company and that except for the Executive’s engagement by the Company, the Executive would not otherwise have access to such Confidential Information. The Executive recognizes that all such Confidential Information is the property of the Company. Subject to Section 5, and in addition to the Executive’s obligations under the Executive’s Proprietary Information and Inventions Agreement with the Company, during and at all times after employment with the Company, the Executive shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except with the prior written consent of the Company. The Executive shall use the Executive’s best efforts to prevent publication or disclosure of any Confidential Information and shall not, directly or indirectly, cause the Confidential Information to be used for the gain or benefit of any party outside of the Company or for the Executive’s personal gain or benefit outside the scope of the Executive’s engagement by the Company.

|US-DOCS\134926153.5||

(ii)    The term “Confidential Information”, as used herein, means all information or material (a) which gives the Company a competitive business advantage or the opportunity of obtaining such advantage, (b) the disclosure of which could be detrimental to the interests of the Company and/or its affiliates, (c) which is owned by the Company and/or its affiliates, in which the Company and/or its affiliates has an interest, or which is valuable or unique, (d) which is developed or used by the Company or any of its affiliates and which relates to the business, operations, employees, customers and/or clients of the Company or any of its affiliates, or (e) which is either (x) marked “Confidential Information”, “Proprietary Information” or with another similar marking, or (y) from all the relevant circumstances should reasonably be assumed by the Executive to be confidential and proprietary to the Company. Confidential Information may include, but is not limited to, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, ideas, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to the Company and its customers and/or producers or other suppliers’ identities, characteristics and agreements, financial information and projections, and employee files, in each case, whether disclosed or made available to the Executive in writing, orally or by drawings or observation, or whether intangible or embodied in documentation, software, hardware or other tangible form. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. Notwithstanding the foregoing, Confidential Information shall not include any information which (I) is known to the public or becomes known to the public through no fault of the Executive, (II) is received by the Executive on a non-confidential basis from a person that is not bound by an obligation of confidentiality to the Company or its affiliates, or (III) was in the Executive’s possession prior to receipt from the Company or its affiliates, as evidenced by the Executive’s written records.

(iii)     In addition, and subject to the exceptions set forth in Section 5 above, the Executive expressly acknowledges and agrees that the Executive: (a) shall not provide any Confidential Information, including any advice or assistance derived from the Executive’s experience with the Company, to any competitor of the Company, shareholder of the Company, litigant or potential litigant against the Company, or any other third party (each, a “Potential Adverse Party”); (b) shall not make, publicly or privately, written or oral, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company or any of its affiliates, and/or that are or could be harmful to or reflect negatively on any of the Company’s or its affiliates’ current or former officers, directors, employees, advisors, agents, policies, practices, decision-making, conduct, professionalism or compliance with standards; and (c) shall not aid, encourage, advise or otherwise assist any Potential Adverse Party (i) in asserting, prosecuting or defending any claim, action or proceeding or (ii) during the one-year period beginning on the Separation Date, undertaking any proxy contest, withhold campaign or other shareholder campaign or proxy solicitation, or making any other demands against the Company. Additionally, the Executive further agrees to promptly notify the Company if any private (non-governmental) third party approaches the Executive concerning any of the foregoing matters.

8.     Ongoing Cooperation. Subject to Section 5, the Executive agrees that the Executive will assist and cooperate with the Company and its affiliates (i) concerning reasonable requests for information about the business of the Company or its affiliates through the Separation Date or the Executive’s involvement and participation therein, (ii) in connection with the defense, prosecution or investigation of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its subsidiaries or affiliates concerning any matter arising through the Separation Date, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, actions, investigations or proceedings relate to services performed or required to be performed by the Executive, pertinent knowledge possessed by the Executive, or any act or omission by the Executive, and (iii) and in connection with any investigation or review by any federal, state or local regulatory, quasi- or self-regulatory or self-governing authority or organization (including, without limitation, the SEC and FINRA) as any such investigation or review relates to services performed or required to be performed by the Executive, pertinent knowledge possessed by the Executive, or any act or omission by the Executive. The Executive’s full reasonable cooperation shall consist of being available to meet and speak with officers or employees of the Company, its affiliates and/or their counsel at reasonable times and locations, executing documents the Executive knows to be accurate and truthful, appearing at the Company’s

|US-DOCS\134926153.5||

request as a witness at depositions, trials or other proceedings without the necessity of a subpoena, and taking such other actions as may reasonably be requested by the Company and/or its counsel to effectuate the foregoing. The provision of such services shall be subject to other commitments that the Executive may have at the time of the request and shall reimburse the Executive for reasonable expenses.
9.    Standstill. The Executive agrees that, for a period of one year from the Separation Date, unless specifically invited in writing by the Board of Directors of the Company (the “Board”), neither the Executive nor any of the Executive’s affiliates or representatives acting on the Executive’s behalf or on behalf of other persons acting in concert with the Executive will in any manner, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of the Company or any of its subsidiaries or affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Company, any of the subsidiaries or affiliates or assets of the Company or the subsidiaries or affiliates constituting a significant portion of the consolidated assets of the Company and its subsidiaries or affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company, including consents or actions with respect to the calling of a special meeting of the Company’s shareholders or to advise or influence any person with respect to the voting of any voting securities or interests of the Company; (b) deposit any voting securities of the Company in a voting trust or subject voting securities of the Company to a voting agreement or any other arrangement or understanding with respect to the voting of such securities; (c) form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934, as amended) with respect to the Company or otherwise act in concert with any person in respect of any such securities; (d) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, the Board, governing instruments, affairs or policies of the Company or to obtain representation on the Board; (e) disclose or direct any person to disclose, any intention, plan or arrangement inconsistent with the foregoing; (f) take any action which would or would reasonably be expected to result in a request by a court of competent jurisdiction or by a governmental body to disclose, or could cause or require the Executive or the Company to disclose or make a public announcement regarding, any part of the information contained in the Confidential Information or any matter of the types set forth in this Section 9; or (g) advise, assist or encourage or direct any person to advise, assist or encourage any other persons in connection with any of the foregoing.
10.    Restrictive Covenants. The Executive acknowledges and agrees that the restrictive covenants contained in Sections 7 and 8 of this Agreement, the Severance Plan (including with respect to non-competition, non-solicitation, cooperation and non-disparagement), and pursuant to the Company’s Proprietary Information and Inventions Agreement signed by the Executive shall remain in full force and effect in accordance with their terms and the Executive shall continue to be bound by their terms.
11.    No Action. The Executive agrees that if the Executive hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the Executive agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
12.    No Admission. The Executive further understands and agrees that neither the payment of any sum of money nor the execution of this Agreement shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the Executive.
13.    OWBPA. The Executive agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver and release of all Claims the Executive has or may have against the Company and/or any of the other Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act.

|US-DOCS\134926153.5||

In accordance with the Older Worker’s Benefit Protection Act, the Executive is hereby advised as follows:
(i)the Executive has read the terms of this Agreement, and understands its terms and effects, including the fact that the Executive agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Agreement;

(ii)the Executive understands that, by entering into this Agreement, the Executive does not waive any Claims that may arise after the date of the Executive’s execution of this Agreement, including without limitation any rights or claims that the Executive may have to secure enforcement of the terms and conditions of this Agreement;

(iii)the Executive has signed this Agreement voluntarily and knowingly in exchange for the consideration described in this Agreement, which the Executive acknowledges is adequate and satisfactory to the Executive and which the Executive acknowledges is in addition to any other benefits to which the Executive is otherwise entitled;

(iv)the Company advised the Executive to consult with an attorney prior to executing this Agreement;

(v)the Executive has been given at least 45 days in which to review and consider this Agreement. To the extent that the Executive chooses to sign this Agreement prior to the expiration of such period, the Executive acknowledges that the Executive has done so voluntarily, had sufficient time to consider the Agreement, to consult with counsel and that the Executive does not desire additional time and hereby waives the remainder of the 45-day period; and

(vi)the Executive may revoke the Release within seven days from the date the Executive signs this Agreement and this Agreement will become effective upon the expiration of that revocation period. If the Executive revokes the Release during such seven-day period, this Agreement will be null and void and of no force or effect on either the Company or the Executive and the Executive will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Agreement. Any revocation must be in writing and sent to Shari Eaton, via electronic mail at shari.eaton@onepeloton.com, on or before 11:59 p.m. Eastern time on the seventh day after this Agreement is executed by the Executive.

14.    Acknowledgement. The Executive agrees and acknowledges that in exchange for the timely execution and non-revocation of the Release, the Executive is entitled to only the payments and benefits described in Section 4 of this Agreement, and not under any other agreement, plan or program.
15.    Governing Law. This Release is deemed made and entered into in the State of New York, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of New York, to the extent not preempted by federal law.

|US-DOCS\134926153.5||

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

Dated: __________________, 2022        _____________________________
                        John Foley

Dated: __________________, 2022        _____________________________
                        Peloton Interactive, Inc.
Name: Hisao Kushi
Title: Chief Legal Officer and Secretary

|US-DOCS\134926153.5||